As filed with the Securities and Exchange Commission on November 7, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATLAS AIR WORLDWIDE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-4146982
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2000 Westchester Avenue Purchase, New York	10577
(Address of Principal Executive Offices)	(Zip Code)

Atlas Air Worldwide Holdings, Inc. 2007 Incentive Plan, as amended

(Full Title of the Plan)

Adam R. Kokas

Senior Vice President, General Counsel, and Secretary

Atlas Air Worldwide Holdings, Inc.

2000 Westchester Avenue

Purchase, NY 10577-2543

(Name and Address of Agent For Service)

(914) 701-8000

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $.01 par value per share	1,300,000 shares	$39.07	$50,791,000.00	$6,542.00

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional securities that may from time to time become issuable under the above-named plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and Rule 457(h) on the basis of the average of the high and low prices of the Atlas Air Worldwide Holdings, Inc. Common Shares, par value $0.01, reported on the NASDAQ National Market on November 4, 2013.

EXPLANATORY NOTE

This Registration Statement is being filed in accordance with General Instruction E to Form S-8 and registers 1,300,000 additional shares of common stock, the same class as other securities for which four registration statements filed on Form S–8 (SEC File Nos. 333-177704, 333-170244, 333-158120 and 333-143240, respectively) of the Registrant are effective. The information contained in the Registrant’s registration statements on Form S–8 (SEC File Nos. 333-177704, 333-170244, 333-158120 and 333-143240, respectively), filed with the Securities and Exchange Commission on November 3, 2011, November 1, 2010, March 20, 2009 and May 24, 2007, respectively, is hereby incorporated by reference pursuant to General Instruction E.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Purchase, State of New York, on the 7th day of November, 2013.

Atlas Air Worldwide Holdings, Inc.

By:	/s/ William J. Flynn
William J. Flynn President & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

In addition, the undersigned directors and officers of Atlas Air Worldwide Holdings, Inc., hereby severally constitute and appoint William J. Flynn, John W. Dietrich, Spencer Schwartz and Adam R. Kokas and each of them singly, their true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments (including post-effective amendments and any registration statements relating to the same offering effective upon filing pursuant to Rule 462(b)) or supplements to the Registration Statement on Form S-8 of Atlas Air Worldwide Holdings, Inc., and generally to do all such things in our name and on our behalf in our capacities indicated below to enable Atlas Air Worldwide Holdings, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be required by our said attorneys or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ William J. Flynn William J. Flynn	President and Chief Executive Officer (Principal Executive Officer), and Director	November 7, 2013

/s/ Spencer Schwartz Spencer Schwartz	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	November 7, 2013

/s/ Keith H. Mayer Keith H. Mayer	Vice President and Corporate Controller (Principal Accounting Officer)	November 7, 2013

/s/ Eugene I. Davis Eugene I. Davis	Chairman and Director	November 7, 2013

/s/ Robert F. Agnew Robert F. Agnew	Director	November 7, 2013

/s/ Timothy J. Bernlohr Timothy J. Bernlohr	Director	November 7, 2013

/s/ James S. Gilmore III James S. Gilmore III	Director	November 7, 2013

/s/ Carol B. Hallett Carol B. Hallett	Director	November 7, 2013

/s/ Frederick McCorkle Frederick McCorkle	Director	November 7, 2017

/s/ Duncan J. McNabb Duncan J. McNabb	Director	November 7, 2013

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Ropes & Gray LLP (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2	Consent of Ropes & Gray LLP (included in Opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included as part of signature page attached hereto).

99.1	Atlas Air Worldwide Holdings, Inc. 2007 Incentive Plan, as amended, incorporated by reference to Exhibit 10 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 24, 2013.